SCHEDULE A

                             (as of June 15, 2017)

                                     FUNDS


                                                  ANNUAL RATE
                                                OF AVERAGE DAILY     EFFECTIVE
  Series                                           NET ASSETS           DATE
--------------------------------------------------------------------------------

  Developed International Equity Select ETF          0.65%
                                                                     ---------
  Emerging Markets Equity Select ETF                 0.75%
                                                                     ---------
  Large Cap US Equity Select ETF                     0.60%
                                                                     ---------
  Mid Cap US Equity Select ETF                       0.60%
                                                                     ---------
  Small Cap US Equity Select ETF                     0.60%
                                                                     ---------
  US Equity Dividend Select ETF                      0.50%
                                                                     ---------